LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (this “Agreement”) is made and entered into effective as of March 12, 2009 (the “Effective Date”) by and among HC Innovations, Inc., a Delaware corporation (the “Borrower”) and The Kenneth D. Lamé Living Trust, Welwyn Management Company and Brahma Finance (BVI) Limited (collectively, the “Lenders”).

1. Commitments to Lend.

          During the Commitment Period each Lender severally agrees, on the terms and conditions set forth in the Agreement, to make Advances to the Borrower from time to time in amounts such that the aggregate principal amount of Advances by such Lender at any one time outstanding does not exceed the amount of its Commitment. Each Advance under this Agreement shall be made ratably from the several Lenders in proportion to their Commitments. The Borrower may, on the terms and conditions set forth in the Agreement, borrow, repay and reborrow at any time during the Commitment Period.

2. Borrowing Procedures.

          The Borrower shall give the Lenders notice not later than 10:00 AM on the date of each Advance specifying the date of such Advance, which shall be a Business Day, and the aggregate amount of such Advance. Each requested Advance shall be made available to the Borrower by drawing on the Lenders’ deposit account maintained at a bank or other financial institution to be designated by the Lenders. Each Advance shall be made pursuant to procedures and timing agreed to between the Borrower and such bank, and shall be subject to dual signature control as follows:

One Signature from the Borrower: Robert Scott Walker, CFO or Tina Bartelmay, President & COO; and

One signature from specified directors of the Borrower: Kenneth Lamé, Chairman of the Board or Orlo Dietrich, Director.

          The Borrower shall not request any Advance if an Event of Default shall have occurred and be continuing, or if an event has occurred, which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

3. Purpose.

          The purpose and sole use of the Line of Credit shall be to satisfy the Borrower’s bi-weekly payroll. Proceeds from Advances will only be deposited into the Borrower’s primary payroll account and will not be used for any other purpose.

4. Cleandown and Maturity.

          (a) Advances must be repaid from time to time such that the Line of Credit must be fully repaid with no amount outstanding for 8 consecutive Business Days in any 23 consecutive Business Day period.

          (b) All Advances must be repaid in full on or before the Maturity Date. The aggregate unpaid principal amount of all Advances shall not at any time exceed the Maximum Amount. The Borrower shall make an immediate prepayment in the event that the aggregate unpaid principal amount of all Advances shall at any time exceed the Maximum Amount.

5. Interest and Fees.

          The Borrower shall pay to each Lender:

          (a) as commitment fees, an amount equal to five-twelfths of one percent (5/12%) per calendar month or part thereof of the amount of such Lender’s Commitment, minus such Lender’s pro rata share of any amounts earned on any amounts on deposit in the account referred to in Section 2 above; provided that such commitment fee shall not thereby be reduced to less than zero;

          (b) as interest, an amount equal to five-twelfths of one percent (5/12%) per calendar month of the principal amount of Advances outstanding from time to time, based on the actual number of days during which such Advances were outstanding; and

          (c) as additional interest, an amount equal to two-twelfths of one percent (2/12%) per calendar month of the principal amount of Advances outstanding, for such number of days as the provisions of Section 4(a) are not satisfied.

          All amounts of commitment fees, interest and additional interest shall be paid in full on a monthly basis, in arrears, no later than the earlier of (i) the fifth Business Day following the end of the month during which such amounts accrued and (ii) the Maturity Date. Any overdue principal, interest or other amounts payable hereunder shall bear interest, payable on demand, equal to an additional five percent (5%) of the amount payable. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest and other amounts payable hereunder.

6. Notes.

          Prior to any Advances being made, the Borrower shall execute and deliver to each of the Lenders a Note for the principal amount of such Advances. Each Note shall serve as a master note to evidence all Advances made to such Lender. Lender shall record (a) the principal amount of each Advance and the interest rate applicable thereto, and (b) the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from Borrower’s obligations hereunder or under the Notes. The aforesaid information with respect to the Advances set forth on the records of each Lender shall be rebuttably presumptive evidence of the principal, interest and other amounts owing and unpaid on such Note.

7. Guaranties and Security.

          This Agreement and each Note are entitled to the ratable and pari passu benefit of that certain Guarantee and Amended and Restated Security Agreement referred to in the Senior Notes Agreement granted by the Borrower and the Subsidiary Guarantors (as defined therein) in favor of the Noteholders identified therein, pursuant to which the Borrower and such Subsidiary Guarantors have guarantied the Borrower’s obligations thereunder and pursuant to which the Noteholders identified therein have been granted a security interest in certain collateral. This Agreement and the Notes shall be subject to the terms and conditions set forth in such Guarantee and Amended and Restated Security Agreement.

8. Conversion Right.

          If any amounts remain outstanding under this Agreement or the Notes on or after the Maturity Date, each Lender shall have the option to convert such outstanding amounts into shares of the Borrower’s common stock, par value $0.001, upon the same terms and subject to the same conditions applicable to “Amended Notes” as set forth in the Senior Notes Agreement.

9. Events of Default; Remedies.

          Upon the occurrence of an Event of Default and at all times thereafter, at the option of any Lender (but automatically with respect to any Event of Default resulting from the insolvency or bankruptcy of Borrower), all Obligations shall become immediately due and payable, any Lender may terminate the Line of Credit and no further Advances may be requested by the Borrower. In addition, each Lender may apply or setoff any amounts owed by it to the Borrower against all Obligations, all without any notice to or demand upon the Borrower, in addition to any other rights and remedies such Lender may have pursuant to law or equity, this Agreement, any Note and any other instruments or agreements, which rights and remedies shall be cumulative.

10. Costs and Expenses; Indemnification.

          (a) The Borrower agrees to pay on demand all reasonable costs and expenses of each Lender, including, but not limited to, reasonable attorneys’ fees and expenses, in connection with the preparation, negotiation and closing of this Agreement and the Notes, and the collection of the Obligations.

          (b) The Borrower agrees to defend, indemnify and hold harmless each Lender from and against any and all liabilities, damages, penalties, actions, judgments, suits, costs or expenses (including reasonable attorneys’ fees) that may be imposed on, incurred by or asserted against such Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Agreement or any Note, the Borrower or any Advance; provided that no Lender shall not have the right to be indemnified under this paragraph as a result of such Lender’s own gross negligence or willful misconduct.

11. Miscellaneous.

          This Agreement shall bind the Borrower and the Borrower’s successors and assigns and shall inure to the benefit of each Lender and such Lender’s successors and assigns. The Borrower may not assign or otherwise transfer any of its rights under this Agreement without the express written consent of each Lender. All provisions hereof shall be subject to, governed by, and construed in accordance with New York law, without regard to principles of conflicts of laws. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability of any other provision or application of any other provision. This Agreement constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between the Borrower and the Lenders with respect to this Agreement is and shall be solely that of debtor and creditor, respectively, and no Lender shall have any fiduciary obligation toward the Borrower with respect to this Agreement or the transactions contemplated hereby. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought. This Agreement may be executed by facsimile signature, and when so executed, the facsimile copy shall be effective as an original.

12. Defined Terms.

          For the purposes of this Agreement, the following terms shall have the following meanings:

          “Advance” means any loan made by any Lender to the Borrower pursuant to the Line of Credit.

          “Business Day” means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in New York City.

          “Commitment” means, for each of the Lenders, $170,000, for an aggregate commitment for all Lenders equal to the Maximum Amount.

          “Commitment Period” means the period commencing on the date hereof and ending on the Maturity Date.

          “Dollar” or the sign $ means lawful money of the United States of America.

          “Event of Default” means the occurrence of any of the following events: (a) the failure of the Borrower to pay any principal, interest or other amoutn hereunder or perform any Obligation when it becomes due and payable; (b) any condition or event that any Lender determines has or is reasonably likely to have a material adverse effect on the business, prospects, operations or financial condition of the Borrower or on the rights and remedies of such Lender under this Agreement of its Note, or the ability of the Borrower to perform its obligations hereunder or under any other document executed in connection herewith; (c) breach by the Borrower of any provision, agreement, representation, warranty or covenant set forth in this Agreement, in any other instrument, document or agreement evidencing or relating to any Obligation, or in any mortgage deed, assignment, pledge or security agreement given as or evidencing security for any Obligation of the Borrower; (d) if a default, event of default, or an event with which the passage of time or giving of notice or both would constitute a default, shall occur under any document evidencing or executed in connection with any obligation of the Borrower for borrowed money; (e) dissolution, termination of existence, insolvency, business failure or appointment of a receiver of the Borrower or any part of the property of the Borrower; (f) assignment for the benefit of creditors by the Borrower; (g) failure or inability of the Borrower to pay its debts as they come due; (h) the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Borrower; or (i) any judgment, attachment, execution, or similar process is rendered, issued, or levied against the Borrower or any material amount of the property of the Borrower, and is not fully satisfied, released, vacated, or bonded within thirty (30) days after its rendering, issue or levy.

          “Line of Credit” means the line of credit established by the Lenders for the Borrower pursuant to which the Borrower may request Advances up to the Maximum Amount, as such Line of Credit may be from time to time modified, replaced or renewed.

          “Maturity Date” means May 31, 2009.

          “Maximum Amount” means five hundred ten thousand Dollars ($510,000).

          “Note” means a Promissory Note in the form attached hereto.

          “Obligation” means any present or future obligation, indebtedness or liability of the Borrower owed to any Lender, of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, each payment of principal or interest on each Advance or any fee or other amount payable under this Agreement or pursuant to any Note.

          “Person” means an individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, government or other political subdivision thereof or any other entity.

          “Senior Notes Agreement” means that certain Securities Amendment and Purchase Agreement dated as of December 23, 2008 by and among the Borrower and the Noteholders identified therein.

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          JURY TRIAL WAIVER. THE BORROWER AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE BORROWER AND SUCH LENDER ARISING OUT OF, IN CONNECTION WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

          Executed as of the date set forth above.

BORROWER:

Address:	HC INNOVATIONS, INC.

By:

Name:

Title:

LENDERS:	THE KENNETH D. LAMĒ LIVING TRUST

By:

Name:

Title:

WELWYN MANAGEMENT COMPANY

By:

Name:

Title:

BRAHMA FINANCE (BVI) LIMITED

By:

Name:

Title:

Signature Page to
Line of Credit Agreement

PROMISSORY NOTE

$______________	March __, 2009
New York, New York

          FOR VALUE RECEIVED, the undersigned, HC Innovations, Inc., a Delaware corporation (the “Borrower”) promises to pay to the order of ______ (the “Lender”) at its address at ______, or at such other place as Lender shall designate, the principal sum of ______________________ DOLLARS ($____________), or the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Line of Credit Agreement referred to below, whichever is less, in lawful money of the United States of America, on the Maturity Date. The Borrower promises to pay interest and other amounts on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Line of Credit Agreement.

          The Lender shall record (a) the principal amount of each Advance and the interest rate applicable thereto, and (b) the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from Borrower’s obligations hereunder of under this Note.

          This Promissory Note is one of the Notes referred to in the Line of Credit Agreement dated as of March __, 2009 among the Borrower and the Lenders listed on the signature pages thereof (as the same may be amended from time to time, the “Line of Credit Agreement”). Terms defined in the Line of Credit Agreement are used herein with the same meanings. Reference is made to the Line of Credit Agreement for provisions for the acceleration of the maturity hereof.

          Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of this Note.

HC INNOVATIONS, INC.

By:

Name:

Title: